                                Exhibit No. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                 Three Months Ended
                                                ------------------------------------------------------
(In thousands)                                      March 30, 1994                 March 30, 1993
                                                ------------------------------------------------------
                                                              Earnings                       Earnings
                                                Shares        Per Share         Shares       Per Share
                                                ------        ---------         ------       ---------
PRIMARY EARNINGS PER SHARE

  Average shares outstanding                    79,409                          75,687
    Common stock equivalents for
      stock options                                438                             558
                                                ------                          ------
        Primary Earnings per share              79,847          $0.51           76,245          $0.46
                                                ======          =====           ======          =====

FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding                    79,409                          75,687
    Common stock equivalents for
      stock options and convertible
      debentures                                   648                             852
                                                ------                          ------
        Fully diluted earnings per share        80,057          $0.51           76,539          $0.46
                                                ======          =====           ======          =====